UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 20, 2025 (June 19, 2025)

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, $0.10 par value	RIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02Unregistered Sales of Equity Securities

The information described in Item 8.01 is incorporated herein by reference.

Item 8.01Other Events

On June 20, 2025, Transocean Ltd. (the “Company”) announced that, as part of its ongoing efforts to optimize its capital structure, Transocean International Limited, a wholly owned subsidiary of the Company (“TIL”), entered into separate, individually negotiated agreements on June 19, 2025 (the “2025 EB Agreements”) with certain holders (the “2025 EB Holders”) of its 4.0% Senior Guaranteed Exchangeable Bonds due 2025 (the “2025 Exchangeable Bonds”).

Pursuant to the 2025 EB Agreements, (i) the 2025 EB Holders agreed to exchange approximately $157 million aggregate principal amount of 2025 Exchangeable Bonds for shares, $0.10 par value, of the Company (“Shares”), with the amount of Shares (the “Consideration Shares”) to be determined based in part on the daily volume-weighted average price per Share over a fifteen trading day period beginning on, and including, June 20, 2025, which may be extended in certain circumstances, and (ii) TIL agreed to deliver, in consideration therefor, the Consideration Shares to such 2025 EB Holders and to pay the 2025 EB Holders in cash for any accrued and unpaid interest on the 2025 Exchangeable Bonds (the foregoing transactions, the “Transactions”). Although the Consideration Shares to be issued will ultimately be determined based on the calculation during the trading day period as discussed herein, for illustrative purposes only, if the volume-weighted average price per share of the Shares every trading day during such period was equal to $3.09 (the closing price per share of the Shares on June 18, 2025), then the aggregate number of Shares due at settlement pursuant to the 2025 EB Agreements would be approximately 53 million. The foregoing Transactions are subject to a limit price of $2.63 per share (the “Limit Price”), whereby the daily Transactions will cease in the event that, and for so long as, the trading price of the Shares declines below the Limit Price. In certain circumstances, the aggregate principal amount of 2025 Exchangeable Bonds exchanged as part of the Transactions may be less than the approximate $157 million agreed amount.

The issuances of Consideration Shares are exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving a public offering. The Transactions begin on the date hereof and are expected to all close by the end of the expiration of the trading day period (which may be adjusted as discussed herein), in each case subject to customary closing conditions.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: June 20, 2025	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person